EXHIBIT 5.01
                                                                    ------------

FRANK J. HARITON, ATTORNEY AT LAW

1065 Dobbs Ferry Road, White Plains, New York 10607
TEL (914) 674-4373   FAX (914)693-2963


                                                               February 19, 2002
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

     Re: Hollywood Partners.com., Inc. - Registration Statement on Form S-8
         ------------------------------------------------------------------

Gentlemen:

     I have been requested by Hollywood Partners.com, Inc., a Delaware corporation (the "Company"), to furnish you with my opinion as to the matters hereinafter set forth in connection with the above-captioned registration statement (the "Registration Statement") covering an aggregate of 39,300,000 shares (the "Shares") of the Company's common stock, offered on behalf of the Company in connection with: (i) a Consulting Agreement between the Company and John Bendheim; (ii) a Consulting Agreement between the Company and Mark Beychok;
(iii) an Employee Benefit Agreement between the Company and Valerie A. Broadbent; (iv) Employee Benefit Agreement between the Registrant and Linda Dellavechia; (v) Consulting Agreement between the Registrant and Chris Furie;
(vi) Consulting Agreement between the Registrant and Michael Gallo; (vii) Consulting Agreement between the Registrant and Frank J. Hariton; (viii) Employment Agreement between the Registrant and Nikolas Konstant; and (ix) Consulting Agreement between the Registrant and Jerome Lipman (collectively the "Plans").

     In connection with this opinion, I have examined the Registration Statement and the Company's Certificate of Incorporation and By-laws (each as amended to date), each of the Plans, copies of the records of corporate proceedings of the Company, and such other documents as I have deemed necessary to enable me to render the opinion hereinafter expressed.

     Based upon and subject to the foregoing, I am of the opinion that the Shares, when issued in accordance with the Plans, will be legally issued, fully paid and non-assessable.

     I render no opinion as to the laws of any jurisdiction other than the internal corporate law of the State of Delaware. I hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to my name under the caption "Legal Opinions" in the Registration Statement and in the prospectus included as an exhibit to the Registration Statement. I confirm that, as of the date hereof, I own the number of shares and derivative securities of the Company set forth in the Registration Statement under the heading "Interests of Named Experts and Counsel".

                                                        Very truly yours,

                                                        /s/ Frank J. Hariton
                                                        --------------------
                                                        Frank J. Hariton